UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 10, 2023, HB2 Origination, LLC ("HB2"), a subsidiary of Alpine Summit Energy Partners, Inc. entered into an Omnibus Waiver (the "Waiver") to its Amended and Restated Credit Agreement, dated as of June 4, 2021, between HB2 and Bank7, as lender (the "Loan Agreement"). The Waiver grants HB2 a waiver of all covenants contained in Article VII of the Loan Agreement and makes certain other conforming changes.

A copy of the Waiver is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Omnibus Waiver Agreement, dated March 10, 2023, between HB2 Origination, LLC, as Borrower, and Bank 7, as Lender
10.2	Amended and Restated Credit Agreement, dated September 30, 2022, between HB2 Origination, LLC, as Borrower, and Bank 7, as Lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.
March 16, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer